Filed Pursuant to Rule 424(b)(3)
Registration No. 333-134302

Prospectus Supplement No. 12
to Prospectus dated June 14, 2006

AVITAR, INC.

28,000,000 Shares
Common Stock

We are supplementing the prospectus dated June 14, 2006 to provide information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2007 including the following:

On July 13, 2007, Avitar, Inc. ("Avitar" or the "Company"), entered into a Consulting Agreement, dated as of May 11, 2007, to obtain services for business development and related matters.  As part of the consideration due to the Consultant (Britannia Law Office) under the Agreement, the Company will issue shares of common stock of the Company in the aggregate amount equivalent to $50,000 on the day prior to registration pursuant to a Registration Statement on Form S-8.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus dated June 14, 2006, with respect to the resale of the 28,000,000 shares of common stock, including any amendments or supplements thereto.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ CAREFULLY THE ENTIRE PROSPECTUS REFERRED TO ABOVE, INCLUDING THE SECTION CAPTIONED "RISK FACTORS" BEGINNING ON PAGE 3, BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Supplement is July 19, 2007.